INTERNATIONAL BATTERY METALS ANNOUNCES LEADERSHIP TRANSITION

Donald E. Bender, Vice President of Technology & Engineering, Named Interim CEO; Garrett Galloway to Focus on Corporate Development and Commercial Transactions

VANCOUVER, BC, AND HOUSTON, TX / October 27, 2026 - International Battery Metals Ltd. ("IBAT" or the "Company") (TSXV: IBAT | OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (MDLE) systems, today announced the appointment of Donald E. Bender, Vice President of Technology & Engineering, as Interim Chief Executive Officer, effective immediately. Mr. Bender will continue to serve as Vice President of Technology & Engineering. Garrett Galloway, who has served as Interim Chief Executive Officer since July 27, 2026, will return to his role as Senior Vice President of Corporate Development, where he will focus on advancing project partnerships, commercial agreements and financing initiatives.

John Burba, Chairman of International Battery Metals, commented:

"We are continuing to pursue project opportunities across several global regions. As these opportunities advance, our partners' focus is increasingly on technical diligence and project execution, and the Board believes today’s announcement aligns our leadership with that stage of the business. Don's deep knowledge of our MDLE technology and engineering process positions him well to lead the Company, while Garrett can dedicate his full attention to the partner and counterparty discussions he has led. The priorities and initiatives established over the past several months remain unchanged, and we believe that we have the team in place to capitalize on these opportunities.

On behalf of the Board, I want to thank Garrett for his leadership as Interim CEO over the past three months, and we look forward to his continued contributions in corporate development."

Mr. Bender joined the Company in November 2024 as Director of Technology & Engineering and has served as Vice President of Technology & Engineering since November 2025. He has over 20 years of experience in chemical process engineering and capital project execution, including the development of direct lithium extraction technology. Prior to IBAT, Mr. Bender served as Senior Vice President of Engineering at Candle Lithium and as Research, Development & Engineering Manager at Prairie Lithium, where he led development of that company's proprietary DLE technology. Earlier in his career, he held process engineering leadership roles on major energy projects for ExxonMobil/Imperial Oil, PetroChina Canada and Suncor Energy/Petro-Canada. Mr. Bender holds a Bachelor of Science in Chemical Engineering from the University of Alberta and is a registered professional engineer in Alberta and Saskatchewan.

About International Battery Metals Ltd.

IBAT’s direct lithium extraction technology is based on proprietary lithium extraction media housed in patented extraction columns. The columns are enclosed in modular,

transportable skid mounted platforms that can be transported and commissioned into production within a reasonably short time frame.

Utilizing the patented technology, the Company’s focus has been on advancing extraction of lithium chloride from ground water salt brine and produced water deposits. The Company’s unique patented technology ensures efficient delivery of lithium chloride while ensuring minimal environmental impact.

Investor Relations contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

Neither the TSXV, the OTCQB nor their respective Regulation Services Providers accept responsibility for the adequacy or accuracy of this news release.

About International Battery Metals Ltd.

IBAT’s direct lithium extraction technology is based on proprietary lithium extraction media housed in patented extraction columns. The columns are enclosed in modular, transportable skid mounted platforms that can be transported and commissioned into production within a reasonably short time frame.

Utilizing the patented technology, the Company’s focus has been on advancing extraction of lithium chloride from ground water salt brine and produced water deposits. The Company’s unique patented technology ensures efficient delivery of lithium chloride while ensuring minimal environmental impact.

Investor Relations contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

Neither the TSXV, the OTCQB nor their respective Regulation Services Providers accept responsibility for the adequacy or accuracy of this news release.